CONSENT OF INDEPENDENT AUDITORS



 We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Auditors" and "Financial Statements and Report of Independent Auditors" and to the use of our report dated December 12, 2003 (except for Note I, as to which the date is December 23, 2003), which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-39350 and 811-6251) of AllianceBernstein Multi-Market Strategy Trust, Inc.






                                        ERNST & YOUNG LLP


 New York, New York
 January 26, 2004